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                                                                    EXHIBIT 10.1

                          WAREHOUSING CREDIT AGREEMENT

     This Warehousing Credit Agreement (this "Agreement"), dated as of April 19, 2006, is by and between EBANK MORTGAGE, LLC, a Georgia limited liability company (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          1.01 Definitions. As used herein, in each exhibit hereto and in each other Loan Document (unless otherwise expressly defined therein), the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Collected Deposit Balances": the average net daily collected deposit balances of the Borrower on interest-free deposit with the Bank after deduction of balances necessary according to the Bank's analysis to compensate the Bank for activity charges on the Borrower's accounts and for assessments payable with respect to such balances by the Bank to the Federal Deposit Insurance Corporation for insuring of time deposits in dollars made at the domestic offices of the Bank.

     "Affiliate": with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Authorized Persons": each of those persons named on Exhibit B, as the same may be amended from time to time.

     "Borrowing Base": at the time of determination, an amount equal to 100% of the Collateral Value of the Collateral; provided, however, that such amount shall exclude all Collateral which has lost its Collateral Value as provided in Exhibit A hereto.

     "Business Day": a day on which the Bank is open for the transaction of business in Minneapolis, Minnesota.

     "Collateral": as defined in the Pledge and Security Agreement.

     "Collateral Value": on the date of any determination, with respect to the Collateral as determined by the Bank in accordance with Exhibit A hereto.

     "Confirmation of Borrowing/Paydown": a confirmation in the form of Exhibit
C.

     "Compliance Certificate": a Certificate substantially in the form of Exhibit D, duly completed,, as delivered to the Bank periodically under the terms of Section 5.01(c).

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     "Current Members' Interests": ownership by (a) Madison Mortgage Corporation of 49% of the membership interest of the Borrower, and (b) ebank of 51% of the membership interest of the Borrower.

     "Default": an event which would be an Event of Default with the passage of time or the giving of notice.

     "Event of Default": as defined in Section 7.01.

     "FHA": the Federal Housing Administration, or it successor.

     "FHLMC": the Federal Home Loan Mortgage Corporation, or its successor.

     "FNMA": the Federal National Mortgage Association, or its successor.

     "Funding and Settlement Account": account number 104756215559 of the Borrower maintained with the Bank, which account shall be under the sole dominion and control of the Bank.

     "GAAP": generally accepted accounting principles consistently applied and maintained throughout the period indicated, except for changes mandated by the Financial Accounting Standard Board or similar accounting authority of comparable standing.

     "GNMA": the Government National Mortgage Association, or its successor.

     "Guaranty": A joint and several (limited) Guaranty by the Guarantors in the form provided by the Bank to the Guarantors, as amended, modified or replaced from time to time.

     "Guarantors": Madison Mortgage Corporation and ebank Financial Services, Inc., and each of their corporate successors.

     "Immediately Available Funds": funds with good value on the day and in the city in which payment is received.

     "Investor": as defined in Exhibit A hereto.

     "Leverage Ratio": at the time of any determination, the ratio of (a) Total Liabilities to (b) member's equity (determined in accordance with GAAP).

     "Loan(s)": the ownership of, or participation in the ownership of, a promissory note or other similar instrument evidencing indebtedness.

     "Loan Documents": this Agreement, the Warehousing Note, the Pledge and Security Agreement, the Guaranties, UCC-1 Financing Statements and the other documents, certificates, or exhibits executed and delivered by the Borrower, any of the Borrower under the terms of this Agreement.


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     "Maturity Date": the earlier of (i) the date on which the Bank terminates the Warehousing Commitment pursuant to Section 7.02 hereof and (ii) December 30, 2006.

     "Month-End Period": the period beginning on the fifth to last Business Day of each month and continuing through the fifth Business Day of the following month.

     "Mortgage-backed Security": a security (including, without limitation, participation certificates) that is (a) issued by the Borrower, (b) is an interest in a pool of mortgages or is secured by such interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC, and (c) originated by the Borrower in exchange for Pledged Loans pledged by the Borrower to the Bank.

     "Mortgage": a mortgage, deed of trust or other security deed in land and interests in residential real property of no more than four dwelling units including, without limitation, leasehold interests as well as structures, improvements, fixtures and buildings located on or used in connection with real property or rights and interests in real property which secures a Loan.

     "Mortgage Loan" means a Loan secured by a Mortgage.

     "New York Banking Day": any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

     "Other Assets": as defined in the Pledge and Security Agreements.

     "Person": any natural person, corporation, partnership, joint venture, firm, association, trust, governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge and Security Agreements": the executed Pledge and Security Agreement delivered to the Bank by the Borrower and granting to the Bank a Security Interest in the Collateral to secure the Warehousing Note and the other obligations described therein, as amended, modified, or replaced from time to time.

     "Pledged Loan": as defined in Section 1 of the Pledge and Security
Agreement.

     "Pledged Mortgaged-backed Security": as defined in Section 1 of the Pledge and Security Agreements.

     "Prime Rate": the rate of interest from time to time announced by the Bank as its "prime rate." For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the prime rate changes.

     "Purchase Commitment": a written commitment, in form and substance satisfactory to the Bank, issued in favor of the Borrower by an Investor pursuant to which that Investor commits to purchase Loans, subject to no condition which cannot be reasonably anticipated to be satisfied before its expiration.


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     "Security Interest": each security interest, pledge, lien, hypothecation and other encumbrance now and hereafter granted by the Borrower in favor of the Bank.

     "Subsidiary": any corporation a majority of the shares of the outstanding capital stock of which is owned by the Borrower, either directly or through one or more subsidiaries.

     "Total Liabilities": total liabilities of the Borrower, as determined in accordance with accounting practices consistent with those utilized in preparing the Borrower's annual audited financial statements.

     "Warehousing Commitment": the obligation of the Bank to make Advances pursuant to Section 2.01.

     "Warehousing Commitment Amount": the sum of $15,000,000, as the same may be reduced from time to time pursuant to Section 2.02 hereof.

     "Warehousing Note": a promissory note in the form of Exhibit E hereto, in the original principal amount of the Warehousing Commitment Amount, as the same may be amended, modified or restated from time to time hereafter.

          1.02 Accounting Terms and Calculations. All accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP after the date hereof affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

          1.03 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

          1.04 Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." The singular includes the plural and the singular.

                                   ARTICLE II
                             COMMITMENT OF THE BANK

          2.01 Warehousing Commitment. Prior to the Maturity Date and subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower, secured by the Collateral, up to the Warehousing Commitment Amount in the aggregate outstanding at any time in the form of loans ("Advances"), provided, that the draft or wire transfer request with respect to the Loan or Loans to be funded by such Advance has been presented to the Bank for payment and the instruments and documents to which such Loan or Loans related have been delivered to


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the Bank in accordance with the provisions of Section 4.01 or 4.02 of the Pledge and Security Agreement, provided however,

          (a) the aggregate principal amount of Advances at any time outstanding shall not exceed the Warehousing Commitment Amount; and

          (b) the aggregate principal amount of Advances at any time outstanding shall not exceed the Borrowing Base, as determined by the Bank.

The Bank shall not be obligated to make Advances if, after giving effect thereto, any of the foregoing limitations would be exceeded.

          2.02 Reductions in the Warehousing Commitment. The Borrower may, at any time on at least thirty days' prior notice to the Bank, permanently reduce the Warehousing Commitment of the Bank by any amount which is an integral multiple of $2,000,000.

          2.03 Maturity of Warehousing Note. The Warehousing Note shall be due and payable in full on the Maturity Date at which time the entire unpaid principal balance of the Warehousing Note together with all accrued interest thereon and all other related liabilities of the Borrower under this Agreement shall be due and payable in full.

          2.04 Time and Method of Payments. All payments and prepayments by the Borrower of principal and all payments of interest of the Warehousing Note shall be made in Immediately Available Funds not later than 2:00 p.m. (Minneapolis time) on the dates called for under this Agreement at the office of the Bank. Funds received after such hour shall be deemed to have been received by the Bank on the next Business Day. The Borrower hereby authorizes the Bank to charge the Funding and Settlement Account in an amount equal to any such payment or prepayment when due and payable to the Bank under this Agreement on the date due and agrees to maintain collected funds in the Funding and Settlement Account sufficient to make such payments as and when due. If any payment of principal on the Warehousing Note becomes due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of any interest on such principal payment.

          2.05 Borrowing under the Warehousing Commitment. The Borrower shall give the Bank telephonic notice of each request for an Advance not later than 2:00 p.m. (Minneapolis time) on the date of the requested Advance, specifying the aggregate amount requested. The Borrower shall promptly confirm any such request by delivering to the Bank a duly completed and executed Confirmation of Borrowing/Paydown. The Bank shall deposit into the Funding and Settlement Account in Immediately Available Funds by not later than 3:00 p.m. (Minneapolis time) on said date the total amount of the Advance or Advances to be made by the Bank. Upon the deposit of the Advances in the Funding and Settlement Account, the Bank shall transfer the portion of such Advance which was deposited in the Funding and Settlement Account to such account or accounts as the Borrower shall designate in its notice to the Bank and, with respect to Advances supported by the instruments and documents identified in Section 4.01 of the Pledge and Security Agreement, transfer the portion of such Advance which was deposited in the Funding and Settlement Account to fund a closing requiring good funds to such


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title company, title companies or other third parties located in good funds states involved in the funding of such Loan as the Borrower shall designate in its notice to the Bank and as are acceptable to the Bank.

          2.06 Advances; Note Evidencing Advances. All Advances by the Bank under the Warehousing Commitment shall be evidenced by the Warehousing Note. The date and amount of each Advance may be noted by the Bank on a schedule annexed to the Warehousing Note or on the Bank's ledgers or computer records. The aggregate amount of Advances made by the Bank under the Warehousing Note less repayments of principal thereof shall be the principal amount owing and unpaid on such Warehousing Note. The notations made by the Bank on the schedule annexed to the Warehousing Note or its ledgers and computer records shall be presumed to be accurate until the contrary shall be established, provided however, that the failure of the Bank to make such notations or to maintain such records shall not affect the validity or enforceability of the Warehousing Note.

          2.07 Payment and Prepayment of Advances. The Borrower shall pay the principal of the Warehousing Note as follows:

          (a) Mandatory Payments. The entire unpaid principal balance of the Warehousing Note shall be due and payable on the Maturity Date.

          (b) Mandatory Prepayments. If, at any time, the aggregate principal amount of all Advances outstanding exceeds the Borrowing Base, the Borrower shall immediately make principal prepayments of the Warehousing Note in an aggregate amount equal to the amount of such excess.

          (c) Optional Prepayments. The Borrower shall have the right to prepay the outstanding principal balances of the Warehousing Note in whole or in part at any time from time to time.

          (d) Confirmation. The Borrower shall promptly send the Bank a Confirmation of Borrowing/Paydown confirming any payment or repayment of principal made on the Warehousing Note.

          2.08 Interest Rates Applicable to the Warehousing Note.

          (a) Advances. Except as provided in Section 2.08(b) or (c) below, interest on each Advance hereunder shall accrue at an annual rate equal to 1.00% plus the one-month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

          (b) Balance Supported Advances. The Bank and the Borrower agree that as an alternative to the interest rates described in Section 2.08(a), interest on that portion of the unpaid principal balance of the Note equal to the average monthly Adjusted Collected Deposit Balances will accrue during such month at a rate equal to one percent (1.00%)


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     per annum (calculated on the basis of actual days elapsed and a year of 360 days). The dollar amount of the unpaid principal balance of the Note to be included in this interest rate alternative shall be designated by an Authorized Person to the Bank. Each such designation shall be in writing, or, if made by telephone, shall be promptly confirmed in writing by an Authorized Person, and shall be made prior to the first day of the month for which such designation shall be effective. In the event that an Authorized Person fails in any respect or for whatsoever reason to make a timely and effective designation hereunder, no portion of the unpaid principal balance of the Note shall accrue interest at the rate provided for in this paragraph. Interest on the designated dollar amount of the unpaid principal balance of the Note not supported by required Adjusted Collected Deposit Balances shall accrue during such month at a per annum rate equal to the rate provided in Section 2.08(a).

          Such Adjusted Collected Deposit Balances shall be maintained in addition to Adjusted Collected Deposit Balances to be maintained by the Borrower under this Section 2.08 of this Agreement and shall be applied in the order set forth in Section 2.13 hereof.

          (c) Interest After Default. On and after occurrence of an Event of Default, all Advances shall bear interest until paid in full at a rate per annum equal to the Prime Rate plus 2.00% per annum.

          (d) Bank's Records. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

          (e) Payment of Interest. Interest accrued on the Warehousing Note through the last day of each calendar month shall be payable on the first Business Day of the next succeeding calendar month.

          2.09 Collateral Handling Fees. The Borrower shall pay to the Bank a collateral handling fee of $10.00 for each Mortgage Loan pledged to the Bank in connection with this Agreement ("Collateral Handling Fees"), such Collateral Handling Fees to be payable monthly in arrears on the first day of each month hereafter and at the Maturity Date.

          2.10 Collateral Security. The Warehousing Note shall be secured by Loans, Mortgage-backed Securities and Other Assets selected by the Borrower and pledged and delivered to the Bank from time to time under the terms of the Pledge and Security Agreements.

          2.11 Prepayments. The Borrower shall have the right to prepay without penalty, in whole or in part, the unpaid principal balance of the Warehousing Note.

          2.12 Non-Use Fee. The Borrower agree to pay the Bank an annual fee on the average daily unused portion of the Warehousing Commitment Amount, at the rate of one-eighth of one percent (.125%) per annum (calculated on the basis of actual days elapsed and a year of 360 days), payable monthly in arrears on the first day of each month and at the Maturity Date, provided however, that if during any calendar month the average daily outstandings under the


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Note equals or exceeds 50% of the Warehousing Commitment Amount, then no fee shall be payable to the Bank with respect to such month.

          2.13 Order of Application of Adjusted Collected Deposit Balances. Adjusted Collected Deposit Balances shall be applied in the following order for purposes of satisfying the individual requirements of the following Sections of this Agreement:

               First: Section 2.12
               Second: Section 2.08

          2.14 Persons Authorized to Request Advances. Until otherwise directed in writing by an Authorized Person, the Borrower hereby authorizes the Bank, upon receipt of telephonic instructions (confirmed in writing as soon as practicable) from any one of the Authorized Persons, to make Advances in the amount, in each case, designated by such Authorized Person. The list of Authorized Persons may be changed at any time upon written notice to the Bank. The Bank may assume, and act upon the assumption, that any person giving the Bank instructions hereunder is the person he or she purports to be.

          2.15 Each Extension of Credit. The obligation of the Bank to make any Advance is subject to the additional conditions precedent that, at the time the Borrower requests each such Advance:

          (a) No Default and no Event of Default exists and is continuing and none will exist upon the making of the requested Advance;

          (b) The representations and warranties contained in Article IV of this Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date of such request; and

          (c) The making of the requested Advance does not violate any applicable law or regulation.

                                  ARTICLE III
                          DOCUMENTS DELIVERED HEREWITH

          3.01 Initial Advance. The Bank shall have no obligation to make an initial Advance hereunder, unless and until the Borrower has delivered the following documents to the Bank, in form and substance satisfactory to the Bank:

          (a) the Warehousing Note.

          (b) The Pledge and Security Agreement, duly executed by the Borrower.

          (c) Evidence of the filing of a UCC-1 Financing Statement in the office of the Secretary of State of Georgia, and such other places as the Bank may deem necessary to perfect the Security Interest created by the Pledge and Security Agreement.

          (d) The Guaranties, duly executed by the Guarantors.


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          (e) Certified resolutions of the Borrower and the Guarantors, authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Guarantors are a party, identifying the officers authorized to execute and deliver such documents on its behalf and authorizing the borrowings under the Warehousing Credit Agreement, together with a certified copy of the Borrower's, and each Guarantors, articles of organization and operating, by-laws (or similar) agreement.

          (f) Certificate of Good Standing for the Borrower and each Guarantor.

          (g) An opinion(s) of counsel to the Borrower and to the Guarantors addressed to the Bank and in form and substance acceptable to the Bank.

          (h) Evidence of the insurance policies required under Section 5.04 hereof.

          (i) A certified copy of the agreement(s) between the Borrower and Sunshine Mortgage Corporation respecting provision of operating services by Sunshine Mortgage Corporation to the Borrower.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to advance sums pursuant to the Warehousing Note, the Borrower represents and warrants that:

     4.01 Organization, Standing, Etc. The Borrower is a limited liability company, the Guarantors are corporations, and each Subsidiary is either a limited liability company or a corporation, in each instance duly formed and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority, and requisite qualifications, to carry on its business as now conducted, to enter into the Loan Documents to which it is party and to perform its obligations under such Loan Documents.

     4.02 Authorization and Validity. The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents have been duly authorized by all necessary approval action by the Borrower and the Guarantors, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against the Borrower in accordance with their terms.

     4.03 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower or the Guarantors, (b) violate or contravene any provisions of the Articles of Association or member control agreement of the Borrower or the Guarantors, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower or either Guarantor is a party or by which it or any of its properties may be bound.


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     4.04 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

     4.05 Financial Statements and Condition. The Borrower's and the Guarantors' audited financial statements as at December 31, 2004, and its unaudited financial statements as at September 30, 2005, as heretofore furnished to the Bank, have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present the financial condition of the Borrower and the Guarantors and the results of their respective operations, changes in financial position, and statement of cash flows for the respective periods then ended. Since September 30, 2005, there has been no Adverse Event.

     4.06 Litigation and Contingent Liabilities. Schedule 4.06 lists all material actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower before any court, arbitrator, governmental department or other instrumentality and all material contingent liabilities of the Borrower.

     4.07 Compliance. The Borrower is in material compliance with all statutes and governmental rules and regulations applicable to them. There does not exist any violation by the Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or which would require a material expenditure by the Borrower to cure. The Borrower has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment.

     4.08 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

     4.09 Ownership of Property; Liens. The Borrower has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets shown in the financial statement of the Borrower referred to above (other than property disposed of since the date of such financial statement in the ordinary course of business).

     4.10 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in


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good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Borrower). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

     4.11 ERISA Compliance. The provisions of each Plan of the Borrower or any affiliate comply in all material respects with all applicable requirements of ERISA, and Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA and has not incurred any material liability to PBGC, in connection with any Plan. For the purposes hereof, "Plan" means each employee benefit plan or other class of benefits covered by Title IV of ERISA, whether now in existence or hereafter instituted. For the purposes hereof, "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor.

     4.12 Subsidiaries, Partnerships, etc. Schedule 4.12 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of organization of each Subsidiary and a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

     4.13 Eligibility. The Borrower has all requisite organizational power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted. The Borrower will maintain all approvals and will remain at all times approved and qualified and in good standing as and meet all requirements as a lender and seller/servicer of Mortgage Loans with each Approved Investor, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to such Approved Investor.

                                   ARTICLE V
                              BORROWER'S COVENANTS

          From the date hereof and until the Maturity Date and thereafter for so long as any amount remains outstanding on the Warehousing Note, or any other liabilities of the Borrower hereunder remain unpaid, the Borrower agrees that, unless the Bank shall otherwise consent in writing, it will:

          5.01 Financial Statements. Furnish to the Bank:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year, the audited financial statements of the Borrower and each of the Guarantors, consisting of a statement of income and reconciliation of capital accounts of such year and related balance sheets as of year-end, setting forth in each case in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP applied on a consistent basis with that of the preceding year certified by an independent certified public accountant selected by the Borrower or Guarantors, and satisfactory to the Bank (and such certificate shall not be qualified or limited because of restricted or limited examination by such accountants of any material portion of the Borrower's or


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     either Guarantor's records), together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants;

          (b) as soon as available and in any event within 30 days after the end of each calendar month, a copy of the Borrower's internally prepared financial statements as of the end of such calendar month, prepared in conformity with accounting practices consistent with those utilized in preparing the annual audited financial statements required by Section 5.01(a) above, consisting of a balance sheet and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such accounting period, certified by an authorized financial officer of the Borrower;

          (c) as soon as available and in any event within 45 days after the end of each fiscal quarter, a copy of each of the Guarantor's internally prepared financial statements as of the end of such calendar month, prepared in conformity with accounting practices consistent with those utilized in preparing the annual audited financial statements required by
     Section 5.01(a) above, consisting of a balance sheet and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such accounting period, certified by an authorized financial officer of the Guarantors;

          (d) as soon as available and in any event within 30 days of the end of each calendar month, a Compliance Certificate as of the last day of such calendar month;

          (e) as soon as available and in any event within five (5) days of the end of each calendar month, the Borrower internally generated "marketing position report" and a summary showing with respect to each Firm Commitment and Standby Commitment to purchase a Loan from the Borrower the type, expiration date, price, interest rate and/or required yield, and the original amount or aggregate thereof and the portions thereof that have been utilized and the portions thereof that remain available, together with a calculation of the "weighted average price" of all Commitments as of end of such month;

          (f) from time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Borrower as the Bank may reasonably request; and

          (g) Promptly after being received or sent by any of the Borrower (i) true and complete copies of all audits, reports, studies and similar documentation prepared by or on behalf of FNMA, FHLMC, GNMA, FHA, VA or the Department of Housing and Urban Development or similar agency relating to the Borrower's operations, servicing or lending practices or which have been done in connection with the review, extension or conditioning of any licenses and approvals issued to the Borrower by any of the foregoing; and
     (ii) copies of all correspondence between any of the foregoing departments and agencies and the Borrower related to such audits, reports, studies and similar documents.

          5.02 Corporate Existence. Maintain its corporate existence in good standing under the laws of the State of its formation and maintain its right to transact business in each jurisdiction where its assets or the nature of its activities makes such qualification necessary.

          5.03 Taxes. Duly and punctually pay all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been provided.

          5.04 Insurance. Maintain in full force and effect (a) adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Borrower, and (d) a mortgage bankers blanket bond insurance policy in an amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as the Borrower; cause to be maintained in full force and effect insurance coverage by financially sound and respectable insurers on all real property covered by mortgages, deeds of trust or similar security devices securing Loans owned by the Borrower to the extent normally required by prudent mortgagees.

          5.05 Litigation. Give prompt written notice to the Bank of any litigation or governmental proceeding pending or, to its knowledge, threatened against the Borrower which (i) involves an uninsured claim of over $100,000 or
(ii) if adversely determined, may in its opinion have a material adverse effect on its business or condition (financial or other) or operations.

          5.06 Access to Books and Inspection. Upon application by the Bank, give any representative of the Bank access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of the Borrower or under its control relating to its affairs, and to inspect any of the properties of the Borrower.

          5.07 Liens. Not create or permit to exist any mortgage, pledge, title retention lien, lease, purchase or other encumbrance or security interest with respect to any of its property and assets, except:

          (a) Security Interests in favor of the Bank,

          (b) materialmen's, mechanics', suppliers', tax, and warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings,

          (c) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money),

          (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair their use in the operation of its business,

          (e) purchase money security interests to secure indebtedness permitted by Section 5.17(iv) hereof, and

          (f) existing liens and security interests existing on the date hereof and described on Schedule 5.07 hereto.

          5.08 ERISA Contributions. At all times, make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan.

          5.09 Loans. Not make or permit to exist any Loans, advances or extensions of credit to any Person, except:

          (a) Loans made and acquired in the ordinary course of its business;

          (b) existing loans described on attached Schedule 5.09.

          5.10 VA Guaranties and FHA Insurance. Not commit or suffer to be committed any act which would invalidate the guarantee of the VA or insurance by the FHA or cause any impairment to the validity of or priority of the lien securing any Loan pledged to the Bank under the Pledge and Security Agreement.

          5.11 Maintenance of Qualifications. Not commit or suffer to be committed any act which would adversely affect its eligibility to participate as an FHA approved non-supervised and direct endorsement mortgagee, as an approved lender under the VA guarantee program, as an approved seller/servicer of Loans to FNMA or FHLMC, as an approved seller/servicer or issuer/servicer of Loans to GNMA, or its eligibility to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities.

          5.12 Adjusted Tangible Net Worth Stop. Maintain at all times Borrower's members' equity (determined in accordance with GAAP) of at least $1,000,000.

          5.13 Leverage Ratio. Maintain at all times the ratio of Indebtedness (including without limitation any loans sold under repurchase agreements) to the Borrower's members' equity (determined in accordance with GAAP) of not more than
15.00 to 1.00

          5.14 Profitability. Maintain the Borrower's net income (determined in accordance with GAAP) at not less than $5,000 per fiscal quarter, commencing with the fiscal quarter ending December 31, 2006.

          5.15 Dividends. Not declare or pay any distributions on; nor purchase, redeem, retire, or otherwise acquire for value any of its membership interests now or hereafter outstanding; nor make any distribution of assets to its members as such whether in cash, assets, or obligations, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any of its membership interests; nor make any other distribution by reduction of capital or otherwise in respect of any shares of its membership interests; provided however, that as long as the Borrower is treated as a partnership for purposes of the Internal Revenue Code of 1986, as amended, the Borrower may declare and pay cash distributions to all of the then members of the Borrower in an amount equal to the combined federal and state income tax liability, if any, of the members arising from their respective allocable share of the earnings and profits of the Borrower for such year, with each member's federal and state income tax liability to be computed on the basis of the marginal tax rate under the Internal Revenue Code of 1986, as amended, applicable to such member's allocable share of the earnings and profits of the Borrower, provided further however, that any such declaration and payment shall not otherwise result in a Default or Event of Default under this Agreement.

          5.16 Prohibition on Stock Investments. Not purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make a capital contribution to, or otherwise invest in or acquire any interest in any Person.

          5.17 Limitation on Indebtedness. Not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any indebtedness, except (i) indebtedness arising out of this Agreement and the Warehousing Note, (ii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iii) current accounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms and shall not have been incurred for stock or investment purposes, and
(iv) indebtedness of the Borrower incurred for the purpose of financing the acquisition of any fixed assets or for improvements, replacements, substitutions or additions thereto or therefor and required to be amortized or depreciated over the useful life of such assets, not to exceed $100,000 in the aggregate at any time outstanding.

          5.18 Prohibition of Rebates and Referral Fees. Not pay or grant any rebates or referral fees to any affiliated or formerly affiliated builder, real estate agent or contractor in connection with origination, construction or closing of a residential housing unit.

          5.19 Electronic Tracking Agreement. Deliver to the Bank within thirty
(30) days hereof, a duly executed original of the Electronic Tracking Agreement, by and among the Borrower, MERS and MERSCORP, Inc..

                                   ARTICLE VI
                           EVENTS OF DEFAULT; REMEDIES

          6.01 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          (a) Failure of the Borrower to make any payment when due of any principal of or interest on the Warehousing Note, including any prepayment due pursuant to Section 2.07 or failure to pay when due any fee, expense or other payment required hereunder; or

          (b) Failure of the Borrower to perform or observe any of the covenants contained in Sections 5.01 through 5.21 or in the Pledge and Security Agreements which shall remain unremedied for five (5) Business Days after written notice thereof shall have been received from the Bank; or

          (c) Failure of the Borrower or either Guarantor to perform or observe any other covenant contained herein or in any other Loan Document (and not constituting a default under Sections 6.01(a) or 6.01(b) otherwise which shall remain unremedied for 10 days after written notice thereof shall have been received from the Bank; or

          (d) Any warranty made by any of the Borrower or either Guarantor is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Borrower or either Guarantor to the Bank is untrue in any material respect on the date the facts set forth are stated or certified; or

          (e) Any creditor or representative of any creditor of the Borrower or either Guarantor for borrowed money, declares or is or becomes entitled to declare any indebtedness owing on any bond, debenture, note or other evidence of indebtedness for borrowed money in excess of $100,000 to be due and payable prior to its expressed maturity by reason of any default in the performance or observance of any obligation or condition (whether or not such creditor or representative shall have declared such indebtedness to be due and payable) or any such indebtedness becomes due by its terms and shall not be promptly paid or extended; or

          (f) The Borrower or either Guarantor becomes insolvent or generally does not pay its debts as they become due or applies for, consents to, or acquiesces in the appointment of trustee or receiver for it, or its property; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for its, or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law is instituted by or against the Borrower, and if instituted against the Borrower, remains undismissed for more than sixty (60) days after the filing thereof; or

          (g) Any dissolution or liquidation proceeding is instituted by or against the Borrower or either Guarantor and if instituted against the Borrower, remains undismissed for more than sixty (60) days after the filing thereof;

          (h) Any Reportable Event or any other fact or circumstance, which the Bank determines in good faith constitutes grounds for the termination of any Plan, as defined in Section 4.11 hereof, by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to the Borrower by the Bank, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan, or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds One Hundred Thousand Dollars ($100,000) and such liability is not covered by insurance;

          (i) Any Guaranty shall not be, or shall cease to be, enforceable in accordance with its terms or any Guarantor shall disclaim or disavow, or attempt to disclaim or disavow, its obligations thereunder;

          (j) If (i) the members and ownership interest of the Borrower shall not continue to be the Current Members' Interests, (ii) L. Edward Terry shall cease to own at least 90% of the stock of Madison Mortgage Corporation, or (iii) ebank Financial Services, Inc. shall ceases to own all of the stock of ebank.

          6.02 Remedies. If any Event of Default shall be continuing, the Bank may terminate its Warehousing Commitment and may declare the principal of and accrued interest on the Warehousing Note to be immediately due and payable, whereupon the Warehousing Commitment shall terminate immediately and the Warehousing Note shall become immediately due and payable, all without notice of any kind. The Bank shall promptly advise the Borrower in writing of any such termination and declaration (with a copy of such writing being sent to the Guarantors, as provided in Section 7.03) but failure to do so shall not impair the effect of such termination or declaration.

          6.03 Security Agreement in Accounts and Setoff. As additional security for the payment of all of the Indebtedness of the Borrower owed to the Bank or any other holder of the Notes (the "Obligations"), the Borrower grants to the Bank and any such holder of the Notes a security interest in, a lien on, and an express contractual right to set off against, each deposit account and all deposit account balances, cash and any other property of the Borrower now or hereafter maintained with, or in the possession of, the Bank or such holder of the Notes. Upon the occurrence of any Event of Default (without regard to any grace or waiting periods), the Bank or such holder of the Notes may: (a) refuse to allow withdrawals from any such deposit account; (b) apply the amount of such deposit account balances and the other assets of the Borrower described above to the Obligations; and (c) offset any other obligation of the Bank or such holder of the Notes against the Obligations; all whether or not the Obligations are then due or have been accelerated and all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

                                   ARTICLE VII
                                  MISCELLANEOUS

          7.01 Expenses. The Borrower agrees to reimburse the Bank, upon demand, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred in connection with the preparation and amendment of this Agreement and in attempting to enforce the obligations of the Borrower hereunder and under the Warehousing Note and the other Loan Documents, which obligations shall survive any termination of this Agreement.

          7.02 Waivers, etc. No failure on the part of the Bank or the holder of the Warehousing Note to exercise and no delay in exercising, any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          7.03 Notices. All notices, requests and demands will be given to or made upon the respective parties hereto at their respective addresses specified on the signature page hereof (or in the case of the Guarantors, as stated below) or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder will be effective when telecopied to such party or three days after being deposited in the mails, postage prepaid, addressed as aforesaid. As provided in Section 6.02, the Bank will send notice of termination of the Commitment and and declaration of an Event of Default to the Borrower and the Guarantors, but failure to do so shall not impair the effect of such termination or declaration. The addresses and telecopy numbers of the Guarantors for purposes of notices shall be:

     Madison Mortgage Corporation
     2401 Lake Park Drive
     Suite 300
     Smyrna, GA 30080
     Attention: Edward L. Terry
     Fax: 770-436-2153

     ebank Financial Services, Inc.,
     2410 Paces Ferry R.
     Atlanta, GA 30339
     Attention:_James Box
     Fax: 770-722-2665

          7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns, except that the right of the Borrower to use the Warehousing Commitment may not be assigned or transferred without the prior written consent of the Bank.

          7.05 Taxes. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Warehousing Note and the Loan Documents, which obligation of the Borrower shall survive the termination of this Agreement.

          7.06 Amendments. Any provision of this Agreement may be modified or waived only by an instrument or instruments in writing signed by the Borrower and the Bank.

          7.07 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

          7.08 Reliance by the Bank. All covenants, agreements, representations and warranties made herein by the Borrower shall, notwithstanding any investigation by the Bank, be deemed to be material to and to have been relied upon by the Bank and shall survive the execution and delivery of this Agreement.

          7.09 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          7.10 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligation of the Borrower on the Warehousing Note shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to the Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank.

          7.11 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the written or telephoned notification of such execution and authorization of delivery thereof has been received by the Bank.

          7.12 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

          7.13 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY

ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          7.14 Waiver of Jury Trial. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            (signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        EBANK MORTGAGE, LLC,
                                        a Georgia limited liability company


                                        By /s/ Lucien J. Barrette
                                           -------------------------------------
                                        Title: President

                                        ebank Mortgage, LLC
                                        2401 Lake Park Dr.
                                        Suite 200
                                        Smyrna, Ga. 30080
                                        Attention: Mr. Lucien J. Barrette
                                        Telephone:
                                                   -----------------------------
                                        Fax:
                                             -----------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        a national banking association


                                        By /s/ William J. Umscheid
                                           -------------------------------------
                                           William J. Umscheid
                                           Its Vice President

                                        U.S. Bank National Association
                                        Mortgage Banking Services
                                        Mail Station BC-MN-H03B
                                        U.S. Bancorp Center
                                        800 Nicollet Mall
                                        Minneapolis, Minnesota 55402
                                        Attention: William J. Umscheid
                                        Telephone: (612) 303-3575
                                        Fax: (612) 303-2253

                                                        Exhibit A to Warehousing
                                                                Credit Agreement

                                   FORMULA FOR
                         COLLATERAL VALUE DETERMINATION

     "Collateral Value": at the time of any determination by the Bank, Collateral Value of any Mortgage Loan shall equal ninety-eight percent (98%) of the least of: (a) the Origination Price or the Acquisition Price, as the case may be, of such Mortgage Loan, (b) the purchase price under the Firm Commitment or Standby Commitment to which such Mortgage Loan has been assigned or in lieu thereof, the weighted average price under all Commitments, or (c) at the election of the Bank, the Fair Market Value of such Mortgage Loan. Determination of Collateral Value shall be further subject to the following provisions:

     1. Mortgage Loans Not having Collateral Value. A Mortgage Loan shall not, or shall cease to, have Collateral Value:

     (a) If such Mortgage Loan is not or ceases to be an Eligible Jumbo Loan, Eligible Mortgage Loan, Eligible Second Mortgage Loan, Eligible HELOC Asset or Eligible Subprime Mortgage Loan, as the case may be;

     (b) One hundred twenty (120) days from the date on which such Mortgage Loan is pledged to the Bank if it is an Eligible Jumbo Loan or Eligible Mortgage Loan;

     (c) Ninety (90) days from the date on which such Mortgage Loan is pledged to the Bank if it is an Eligible Second Mortgage Loan, Eligible HELOC Asset or Eligible Subprime Mortgage Loan;

     (d) Forty five (45) days from the date such Mortgage Loan is delivered to an Investor for examination and purchase and such Mortgage Loan has not been returned to the Bank;

     (e) Nineteen (19) days from the date a Collateral Document in connection with any Mortgage Loan included in Collateral was delivered to the Borrower for correction or completion, without being returned to the Bank, corrected or completed;

     (f) Seven (7) Business Days from the date a Wet Advance was made without receipt of all Collateral Documents relating to such Mortgage Loan funded by a Advance, unless the Collateral Documents required to be delivered for such Mortgage Loan shall be delivered during such period;

     (g) If at any time such Mortgage Loan is foreclosed;

     (h) If at any time such Mortgage Loan is sold, whether under a Purchase Commitment or otherwise;

     (i) If at any time after receipt by the Bank of the documents respecting such Mortgage Loan if the Bank shall determine that such documents do not comply with all requirements in this Agreement or the related Purchase Commitment;

     (j) If the Bank notifies the Borrower that in its reasonable opinion such Mortgage Loan is not marketable and will not therefore be given Collateral Value hereunder; or

     (k) If the Borrower fails to deliver any document relating to a Mortgage Loan under Section 4.02 of the Pledge and Security Agreement within the time period set forth therein or under Section 4.03 of the Pledge Agreement within five (5) Business Days after being requested to do so by the Bank.

     2. Mortgage Loans Remain as Collateral. Notwithstanding any of the foregoing, a Mortgage Loan shall remain a part of the Collateral pledged under the Pledge and Security Agreement until it is released by the Bank pursuant to
Section 10.04 hereof, notwithstanding any determination that such Mortgage Loan does not have, or has ceased to have, Collateral Value, and a Mortgage Loan which has been delivered to a custodian for inclusion in a pool of Mortgage Loans backing a Mortgaged-backed Security pursuant to Section 10.03 of the Pledge and Security Agreement shall remain a part of the Collateral pledged under the Pledge and Security Agreement and, to the extent provided in the prior sentence of this paragraph, shall retain its Collateral Value until it is released pursuant to Section 10.04 of the Pledge and Security Agreement.

     3. Limits on Aggregate Collateral Value. Aggregate Collateral Value which may be assigned to Mortgage Loans shall not exceed the following:

     (a) For Wet Advances, 50% of the Warehousing Commitment Amount for the first five and the last five Business Days of each month, and 35% of the Warehousing Commitment Amount at all other times;

     (b) For Eligible Jumbo Loans, 50% of the Warehousing Commitment Amount at any time;

     (c) For Eligible Mortgage Loans, 100% of the Warehousing Commitment Amount at any time;

     (d) For Eligible Second Mortgage Loans plus Eligible HELOC Assets, 15% of the Warehousing Commitment Amount at any time;

     (e) For Eligible Subprime Mortgage Loans, 15% of the Warehousing Commitment Amount at any time.

     3. Definitions. As used in the foregoing definition of Collateral Value, in addition to the capitalized terms defined in the text of the Agreement, the following terms shall have the following respective meanings:

     "Acquisition Price": with respect to a Mortgage Loan which is purchased by the Borrower, the purchase price paid by the Borrower for said Mortgage Loan (but not more than the unpaid principal balance thereof) less any discounts received by the Borrower in connection with said Mortgage Loan.

     "Appraised Value": with respect to an interest in real estate, the then current fair market value thereof as of a recent date, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers and who is approved by the Bank.

     "Conventional Mortgage Loan": a Mortgage Loan secured by a First Mortgage on improved real estate, in an amount not in excess of eighty percent (80%) of the Appraised Value of such real estate unless the amount of the Mortgage Loan in excess of such Appraised Value is insured, or is subject to a commitment to be insured, against credit losses by an insurer approved by FHLMC or FNMA and which satisfies FHLMC's or FNMA's underwriting standards and is eligible for purchase by FHLMC or FNMA.

     "Eligible HELOC Asset": a HELOC Asset owned by the Borrower that would be an Eligible Mortgage Loan(a) would be an Eligible Mortgage Loan, except for subsection (a) or (i) of the definition thereof; and (b) has not been included in Collateral as an Eligible HELOC Asset for more than ninety (90) days.

     "Eligible Jumbo Loan": a Jumbo Loan owned by the Borrower that would be an Eligible Mortgage Loan, except that it exceeds the dollar limits applicable to Conventional Mortgage Loans, FHA Loans or VA Loans.

     "Eligible Mortgage Loan": a Mortgage Loan owned by the Borrower that:

     (a) is, without duplication, a Conventional Mortgage Loan, an FHA Loan, or a VA Loan;

     (b) is validly pledged to the Bank, subject to no other Liens;

     (c) is covered by a Purchase Commitment;

     (d) is not in default in the payment of principal and interest or in the performance of any obligation under the Mortgage and other documents evidencing or securing such Mortgage Loan for a period of more than thirty
     (30) days;

     (e) has closed or been acquired by the Borrower (which ever came first) less than sixty (60) days prior to the date of the Advance made in connection with such Mortgage Loan;

     (f) the representations and warranties of the Borrower in this Agreement and in the Pledge and Security Agreement applicable to such Mortgage Loan are accurate and complete and the Borrower has complied with all covenants in this Agreement and in the Pledge and Security Agreement applicable to such Mortgage Loan;

     (g) has a combined loan-to-value ratio, taking into account first and second liens, not greater than one hundred percent (100%) and unless it is a HELOC Asset, if it has a loan-


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

     to-value ratio greater than eighty percent (80%), is covered by a private mortgage insurance policy meeting all requirements and guidelines of the Agencies;

     (h) is not a Subprime Mortgage Loan;

     (i) is not a Second Mortgage Loan or an Eligible HELOC Asset;

     (j) it is secured by a Mortgage on property the improvements on which are completed and not under construction; and

     (k) is in all other respects acceptable to the Bank.

     "Eligible Second Mortgage Loan": a Second Mortgage Loan owned by the Borrower that: (a) would be an Eligible Mortgage Loan, except for subsection (h) or (i) of the definition thereof; and (b) has not been included in Collateral as an Eligible Second Mortgage Loan for more than ninety (90) days.

     "Eligible Subprime Mortgage Loan": a Subprime Mortgage Loan that: (a) would be an Eligible Mortgage Loan, except for subsection (h) or (i) of the definition thereof and except that it may not comply with the maximum dollar amount applicable to Conventional Mortgage Loans, but in all cases will be in the principal amount of $500,000 or less; and (b) has not been included in Collateral as an Eligible Subprime Mortgage Loan for more than ninety (90) days.

     "Fair Market Value": at any date with respect to any Mortgage Loan, the market price for FNMA thirty-day mandatory future delivery of such Mortgage Loan quoted by Telerate or, if not so quoted, the bid price quoted in writing to the Bank as of the computation date by two nationally recognized dealers selected by the Bank who at the time are making a market in similar loans, multiplied, in each case, by the outstanding principal thereof.

     "FHA Mortgage Loan": a Loan secured by a First Mortgage which is insured, or is to be insured subject to submission of supporting documents, by the Federal Housing Administration pursuant to the provisions of the National Housing Act, as amended.

     "First Mortgage": a Mortgage which is subject to no prior or superior mortgage, deed of trust or other security deed in the land and interests in real property covered by such Mortgage.

     "HELOC Asset": a Mortgage Loan owned by the Borrower that is subject to documents permitting periodic multiple advances, periodic repayments, and may permit relending of amounts so repaid and that complies with all applicable requirements for purchase under an Agency's purchase contract then in effect for such types of Mortgage Loans.

     "Investor": the persons listed on Exhibit F, including, without limitation, FNMA, FHLMC and GNMA, any bank, trust company, savings and loan association, pension fund, governmental authority, insurance company or other responsible and substantial institutional investor, dealer or securities broker designated by the Borrower and approved by the Bank.


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

     "Jumbo Loan": a Mortgage Loan that complies with all applicable requirements for purchase under an Agency's standard form of conventional mortgage purchase contract then in effect except that the amount of such Mortgage Loan exceeds the maximum amount under those requirements, but unless the Bank shall otherwise approve in writing for a specific Jumbo Loan, no Jumbo Loan may exceed $1,000,000 in principal amount.

     "Origination Price": with respect to a Mortgage Loan originated by the Borrower, the unpaid principal amount of said Loan less all discounts collected by the Borrower in connection with said Mortgage Loan.

     "Second Mortgage Loan": a Mortgage Loan that satisfies the underwriting guidelines or other applicable standards of the Approved Investor that issued the related Purchase Commitment for a second lien.

     "Subprime Mortgage Loan": a Mortgage Loan that satisfies the underwriting guidelines or other applicable standards of the Approved Investor that issued the related Purchase Commitment for a risk rating below "A" but equal to or above "C", and being a Loan the borrower of which has a "FICO" or similar credit rating score not less than 550.

     "VA Mortgage Loan": a Loan secured by a First Mortgage which is guaranteed, or is to be guaranteed subject to submission of supporting documents, by the Veterans Administration pursuant to the provisions of the Servicemen's Readjustment Act of 1944, as amended.


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